UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52161 (Commission File Number)	264204714 (IRS Employer Identification No.)

4730 Tejon St., Denver, Colorado 80211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As described below under “Item 8.01 Other Events”, Jammin Java Corp. (the “Company”, “we” or “us”) entered into an Asset Purchase Agreement with BikeCaffe Franchising on December 4, 2013 and purchased all of that company’s assets in consideration for $140,000, of which $40,000 was paid in cash and $100,000 was paid through the issuance of 250,000 shares of our restricted common stock valued based on the closing price of the Company’s common stock on the effective date of the agreement ($0.40 per share).

The Company claims an exemption from registration provided by Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (the “Act”), for the issuance, because, among other things, the transaction did not involve a public offering, the security holder had access to information about the Company and its investment, the holder took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. None of these securities may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirement.

Item 8.01 Other Events

Effective December 4, 2013, the Company entered into and closed an Asset Purchase Agreement with BikeCaffe Franchising Inc. (“BikeCaffe Franchising”), a franchisor of the BikeCaffe mobile coffee carts in the United States and throughout the world.  Prior to us entering into the Asset Purchase Agreement, we were a brand partner of BikeCaffe Franchising.  Pursuant to the Asset Purchase Agreement, we purchased all of the assets of BikeCaffe Franchising (including the rights to the design of the BikeCaffe carts, intellectual property relating to the operation of BikeCaffe Franchising, and five Marley Coffee Branded BikeCaffe carts) in consideration for $140,000, of which $40,000 was paid in cash and $100,000 was paid through the issuance of 250,000 shares of our restricted common stock valued based on the closing price of the Company’s common stock on the effective date of the agreement ($0.40 per share).  BikeCaffe Franchising and its owners agreed to indemnify us against various claims resulting from the operations of the assets acquired prior to closing.  The Asset Purchase Agreement also required Pedal Power Supply, LLC, which is under common control with BikeCaffe Franchising, to build and sell BikeCaffe units to the Company for 12 months at the current sales price of such carts and for an additional 12 months thereafter (24 months in total) at no more than 110% of the current sales price.  BikeCaffe and its owners agreed to a non-compete provision prohibiting them from competing against us in connection with any line of business similar to ours for a period of three years from the closing date.

Additionally, effective on the same date, we entered into a Supplier Business Relationship Agreement with Ralph Massetti / The Franchise Builders (“Supplier”) (President and CEO of BikeCaffe Franchising), pursuant to which the Supplier agreed to provide 150 hours of franchise consulting services to the Company, which services are to be rendered prior to January 31, 2014.  We agreed to provide the Supplier consideration of (a) 8% of the annual net profits derived from the BikeCaffe related assets and opportunities for five years following the closing; and (b) 8% of the purchase value attributable to any sale of the BikeCaffe assets which occurs during the five year years following the closing.  The first annual net profits payment is due 90 days following the end of the Company’s January 31, 2015 fiscal year.  The Company has the right to pay the annual net profits payment in cash or stock.  We also agreed to make a one-time payment to the Suppler in consideration for the 150 hours of consulting services to be provided to the Company in the amount of $115,000, which we agreed to pay in Form S-8 common stock valued based on the closing price of our common stock on the date the agreement was entered into (which stock at a closing price of $0.40 per share), which totals 287,500 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement with BikeCaffe Franchising Inc. (December 4, 2013)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jammin Java Corp.

Date: December 10, 2013	By:	/s/ Anh Tran
Anh Tran
President

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement with BikeCaffe Franchising Inc. (December 4, 2013)

* Filed herewith.